Exhibit 16.1

Deloitte & Touche LLP

Suite 2000
191 Peachtree Street NE
Atlanta, GA 30303-1943
USA

Tel: +1 404 220 1500
www.deloitte.com

August 31, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Morris Publishing Group LLC’s Form 8-K/A dated August 31, 2011, and we have the following comments:

1. We agree with the statements made in paragraphs 1 and 3 through 9.

2. We have no basis on which to agree or disagree with the statements made in paragraph 2 or 10 through 12.

Yours truly,

/S/ Deloitte & Touche LLP

Member of

Deloitte Touche Tohmatsu